Exhibit 99.1

  Harrington West Announces June 2006 Quarter Earnings, Double-Digit Annual Growth in Loans, Deposits and Core Earnings Per Share, and
    Declares a Regular Quarterly Dividend of 12.5 Cents Per Share

    SOLVANG, Calif.--(BUSINESS WIRE)--July 25, 2006--Harrington West Financial Group, Inc (NASDAQ:HWFG), the holding company for Los Padres Bank and its division, Harrington Bank, with $1.1 billion in assets, today announced that it earned net income of $2.1 million or 37 cents per share on a fully diluted basis compared to $2.0 million or 35 cents per share earned in the June 2005 quarter, increasing 7%. Excluding net gains or losses on investments and other assets, diluted core earnings per share on an after tax basis were 37 cents in the June 2006 quarter compared to 34 cents in the June 2005 quarter, a 10% increase. For the first six months of 2006, HWFG earned net income of $4.2 million or 75 cents per share, similar to the results for the first 6 months of 2005 or 74 cents per share. For the first 6 months of 2006, core earnings per share after tax were 72 cents, compared to 66 cents in the same period in 2005, rising 9%. Return on average equity was 13.0% for the June 2006 quarter and 13.5% for the first six months of 2006. Based on the earnings performance, HWFG's Board of Directors declared a regular quarterly dividend of 12.5 cents per share, payable on August 11, 2006 to holders of record on August 4, 2006.

    The June 2006 quarter was highlighted by the following developments and results:


  1. Net loans increased 12.8% from June 30, 2005 to June 30, 2006 and by 4.7% in the June 2006 quarter to $716.2 million.
  2. Deposit balances increased 10.2% from June 30, 2005 to June 30, 2006 and by 2.1 % in the June 2006 quarter to $711.1 million.
  3. Credit quality of the loan portfolio remained favorable, with no non-performing loans at June 30, 2006, compared to $466 thousand and $608 thousand at March 31, 2006 and June 30, 2005, respectively.
  4. Investment Securities were reduced by $74.4 million from June 30, 2005 and $39.4 million in the June quarter 2006 to $326.5 million at June 30, 2006, reflecting Management's desire to reduce investments in the tight spread environment and to fund the strong loan growth.
  5. Net Interest Margin expanded slightly in the June 2006 quarter to 2.85%, compared to 2.83% and 2.82% in the March 2006 and June 2005, respectively.
  6. Banking Fee Income was $1.2 million in the June 2006 quarter, rising $220 thousand and $279 thousand over the June 2005 and March 2006 quarters, respectively.
  7. Book Value per share was $11.87 at June 30, 2006, rising 13.5% from June 30, 2005.
  8. The previously announced HWFG share repurchase program of 200,000 shares remains in effect. No shares have been repurchased under this program to date.

    Strategy and Earnings Performance

    HWFG's core strategy is to organically grow loans, deposits, banking offices, and banking fee income on a controlled basis in the markets of the Central Coast of California, the Phoenix metro, and the Kansas City metro. Management has extensive knowledge of and banking experience in these markets, which have favorable demographic and growth characteristics. HWFG seeks to grow the core banking franchise of loans and deposits at high single to low double-digit levels on an annual basis through its expansion of deposit gathering offices, adding lenders and business developers, and emphasizing its diversified product menu and relationship banking approach. HWFG's management also has significant expertise in managing mortgage investments and interest rate risk and seeks to maintain banking risks at a low level. Controlling operating costs congruent with its expansion plans is also a key variable to HWFG's strategic plan. Together, these long term strategies are expected to improve earnings and build franchise and shareholder values.
    The results for the June 2006 quarter were characterized by HWFG's progress in executing its core strategy. The Company was able to grow its loans and deposits within its targeted growth range and further grow its banking fee and other income, while keeping operating costs in line with its planned expansion. Although the growth in deposits and loans has met HWFG's expectations, overall earnings growth has been influenced by (1) the reduction of the investment portfolio and other borrowings, and (2) the re-pricing lag in some securities and loans (lagging Prime, Treasury, and COFI indexes) relative to the re-pricing of deposits and borrowings and the slight re-pricing mismatch between HWFG's 3-month LIBOR interest rate hedges and its daily re-pricing borrowings. Counterbalancing this lag has been the mix change of loans to higher margin categories, resulting in a relatively stable margin over the last 6 quarters despite steadily rising short-term market interest rates. HWFG believes that in the current spread environment deploying its available capital to support loan growth will provide superior returns relative to investment securities.
    As a result of HWFG's relatively stable net interest margin, net interest income growth has mirrored the growth in average earning assets in the comparative periods. Average earning assets in the June 2006 quarter grew 1.6% over the June 2005 quarter due to the reduction of the investment portfolio, while net interest income before provision grew somewhat more at 2.9% over the same period to $7.7 million due to a slightly higher margin. Although further reduction of the investment securities portfolio is possible, Management expects the portfolio to stabilize around the June 2006 level, while it seeks loan and deposit growth within its target range.
    Banking Fee and Other Income grew in the June 2006 quarter from the increase in revenues from Harrington Wealth Management Company
(HWM), a trust investment subsidiary of Los Padres Bank, and growth in deposit fees. HWFG is also adding fee income from the brokerage of mortgages (that do not meet HWFG's spread targets) to other lenders. However, with the higher interest rate environment, only $3 thousand in prepayment penalty fees were earned in the June 2006 quarter as compared to $114 thousand in the June 2005 quarter. In the June 2006 quarter, HWFG recovered unpaid rents and tenant improvements totaling $295 thousand from the settlement with a tenant in its Metcalf, Kansas office. For the first 6 months of 2006, fee income was $2.1 million, growing $279 thousand over the same period in 2005.


                        (Dollars in thousands)
----------------------------------------------------------------------
Banking Fee and       June    June             June    June
 Other Income by      2006    2005             2006    2005
 Type                Quarter Quarter % Change   YTD     YTD  % Change
----------------------------------------------------------------------
Mortgage Brokerage
 Fee, Prepayment
 Penalties & Other
 Loan Fees             $166    $254   (34.6)%    $375   $631   (40.6)%
----------------------------------------------------------------------
Deposit, Other
 Retail Banking Fees
 & Other Fee Income     630     317     98.7%     950    634     49.8%
----------------------------------------------------------------------
Harrington Wealth
 Management Fees        207     189      9.5%     404    353     14.4%
----------------------------------------------------------------------
BOLI Income, net        191     214   (10.7)%     382    214     78.5%
----------------------------------------------------------------------

Total                $1,194    $974     22.6%  $2,111 $1,832     15.2%
----------------------------------------------------------------------


    HWFG seeks to control its operating expenses relative to its anticipated growth in banking offices and its infrastructure required to produce its loan and deposit growth. Operating expenses were $5.6 million in the June 2006 quarter compared to $5.4 million and $5.1 million in the March 2006 and June 2005 quarters, respectively. The June 2006 quarter's expenses were affected by the start-up expenses of its new Harrington Bank office in the Kansas City market, expected to open in August 2006, a $75 thousand retention payment on an insurance claim, $38 thousand in real estate owned expense, and the general growth in the corporate infrastructure to support the Company's plans. Year-to-date operating expenses were $10.9 million compared to $10.3 million in the same period in 2005, increasing 5.8%.
    The combined federal and state tax rate was 34.1% in the June 2006 quarter and was lower than the prior quarter due to more revenue being earned and apportioned to states with lower tax rates. This factor is expected to result in a 37.5% combined tax rate for the remainder of 2006 and a 38.0 % combined tax rate for 2007.

    Loan and Deposit Development

    The loan growth of $32.3 million in the quarter largely emanated from higher margin business and construction and development lending. HWFG is making considerable progress in gaining market share in its Ventura County market area and is increasing business lending in the Scottsdale and Kansas City markets.
    Asset quality remains favorable. The Company was able to enter into a contract to sell its real estate owned, acquired from the workout of a business credit in the Kansas City market, and the related business loans were charged off in the quarter against the specific reserve. The sale of the real estate owned is expected to close in the late September quarter. HWFG added $150 thousand to its reserve for loan losses to reflect the strong growth in loans in the quarter, and its reserve for loan losses equaled $5.6 million or .78% of net loans at June 30, 2006.


                     HWFG Net Loan Growth and Mix
                         (Dollars in millions)
----------------------------------------------------------------------
                                            December 31,
                             June 30, 2006      2005     June 30, 2005
------------------------------------------ ------------- -------------
                                    % of           % of          % of
          Loan Type           Total Total   Total  Total  Total  Total
------------------------------------------ ------------- -------------
Commercial Real Estate       $254.0  35.1% $253.2  37.2% $266.8  41.5%
------------------------------------------ ------------- -------------
Multi-family Real Estate       80.8  11.2%   80.9  11.9%   80.0  12.4%
------------------------------------------ ------------- -------------
Construction (1)               95.0  13.1%   70.9  10.4%   46.4   7.2%
------------------------------------------ ------------- -------------
Single-family Real Estate     113.5  15.6%  115.9  17.0%  106.3  16.5%
------------------------------------------ ------------- -------------
Commercial and industrial
 loans                         99.8  13.8%   96.5  14.1%   86.5  13.5%
------------------------------------------ ------------- -------------
Land acquisition and
 development                   51.2   7.1%   36.1   5.3%   30.1   4.7%
------------------------------------------ ------------- -------------
Consumer loans                 27.8   3.8%   26.7   3.9%   25.6   4.0%
------------------------------------------ ------------- -------------
Other loans (2)                 2.4    .3%    1.3    .2%    1.2    .2%
------------------------------------------ ------------- -------------
   Total gross loans          724.5 100.0%  681.5 100.0%  642.9 100.0%
------------------------------------------ ------------- -------------
Allowance, Deferred Fees &
 Discounts/Premiums            (8.3)         (8.6)         (8.0)
------------------------------------------ ------------- -------------
Net loans receivable         $716.2        $672.9        $634.9
------------------------------------------ ------------- -------------
(1) Includes loans collateralized by residential, commercial and land properties.
(2) Includes loans collateralized by deposits and consumer line of credit loans.

    Deposit balances continued to grow by $14.4 million in the June 2006 quarter and by $42.0 million year-to-date from the popularity of HWFG's Diamond account, which is a hybrid CD providing the customer limited liquidity and re-pricing options over its ten month term. HWFG continued to pursue non-costing deposits through its incentive program for lenders and its Ultimate Checking promotion. HWFG will open its third Harrington Bank office in its Kansas City market in August 2006, which is the sixteenth office throughout its markets. The new office is located in Western Johnson County, Kansas near the Lenexa business district, the Johnson County Community College, and residential development. HWFG's third banking office in the Phoenix metro in the city of Surprise is in the development stages and expected to open in the Spring of 2007. The Company has purchased a parcel for a banking office in the growing Deer Valley Airpark in north central Phoenix and is currently seeking a site in the Southeast Valley area of the metro. Management is also pursuing banking office opportunities to better serve its California markets.

    Closing Comments

    In commenting on the results of the June 2006 quarter, Craig J. Cerny, Chairman and CEO of HWFG, stated "We are pleased with our progress in the June quarter in executing our core strategy to expand our regional banking franchises' loans, deposits, and HWM fees at double digit annual rates, while our net interest margin expanded slightly. This progress is being accomplished against a back drop of rising short term interest rates, tight spreads on mortgage securities and commodity type loans, and formidable competition. We believe our reduction of the investment portfolio, to fund our favorable loan growth, better utilizes our capital base. This tactic combined with our commitment to grow our core deposits and fee income sources are positive steps in further building HWFG's shareholder and franchise values."

    Harrington West Financial Group, Inc. is a $1.1 billion, diversified, financial institution holding company for Los Padres Bank and its division Harrington Bank. HWFG operates 15 full service banking offices on the central coast of California, Scottsdale, Arizona, and the Kansas City metro. The Company also owns Harrington Wealth Management Company, a trust and investment management company with $148.7 million in assets under management or custody.

    This Release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act. All of the statements contained in the Release, other than statements of historical fact, should be considered forward-looking statements, including, but not limited to, those concerning (i) the Company's strategies, objectives and plans for expansion of its operations, products and services, and growth of its portfolio of loans, investments and deposits, (ii) the Company's beliefs and expectations regarding actions that may be taken by regulatory authorities having oversight of the operation, (iii) the Company's beliefs as to the adequacy of its existing and anticipated allowances for loan and real estate losses, (iv) the Company's beliefs and expectations concerning future operating results and (v) other factors referenced in the Company's filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in those forward-looking statements are reasonable, it can give no assurance that those expectations will prove to have been correct. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are not intended to give any assurance as to future results. The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.



  Consolidated Financial Data - Harrington West Financial Group, Inc.
   (unaudited)

(In thousands, except per            Quarter ended     Year-to-date
 share data)                        Jun. 30, Jun. 30, Jun. 30,   Jun.
                                      2006     2005     2006  30, 2005
---------------------------------------------------- -----------------

Interest income                     $18,207 $15,163   $35,868 $29,471
Interest expense                     10,510   7,680    20,369  14,427
                                    ---------------- -----------------
Net interest income                   7,697   7,483    15,499  15,044
Provision for loan losses               150     200       290     350
                                    ---------------- -----------------
Net interest income after provision
 for loan losses                      7,547   7,283    15,209  14,694
Non-interest income:
 Income (loss) from trading assets      (34)     71       220     783
 Other gain (loss)                        2       1        (3)     (6)
 Banking fee income                   1,194     974     2,111   1,832
                                    ---------------- -----------------
     Non-interest income              1,162   1,046     2,328   2,609
Non-interest expense                  5,560   5,138    10,946  10,348
                                    ---------------- -----------------
Income before income taxes            3,149   3,191     6,591   6,955
Provision for income taxes            1,076   1,240     2,418   2,769
                                    ---------------- -----------------
Net income                           $2,073  $1,951    $4,173  $4,186
                                    ================ =================


                             Quarter ended           Year-to-date
                           Jun. 30,   Jun. 30,    Jun. 30,   Jun. 30,
                             2006       2005        2006       2005
                         ---------------------- ----------------------
Per share:
Net income - basic            $0.38      $0.36       $0.77      $0.79
Net income - diluted          $0.37      $0.35       $0.75      $0.74
Weighted average shares
 used in Basic EPS
 calculation              5,446,100  5,360,331   5,428,334  5,326,363
Weighted average shares
 used in Diluted EPS
 calculation              5,588,019  5,639,756   5,567,063  5,620,992
Cash dividends                $0.13      $0.13       $0.13      $0.11
Book value at period-end     $11.87     $10.46      $11.87     $10.46
Tangible Book Value at
 period end                  $10.67      $9.19      $10.67      $9.19
Ending shares             5,447,643  5,363,853   5,447,643  5,363,853

Financial ratios
Return on average assets       0.73%      0.71%       0.74%      0.77%
Return on average equity      13.04%     13.97%      13.52%     15.52%
Average equity to
 average assets (leverage
 ratio)                        5.64%      5.06%       5.46%      4.95%
Net interest margin            2.85%      2.82%       2.85%      2.82%
Efficiency ratio              62.54%     60.75%      62.16%     61.32%

Period averages
Total assets             $1,131,525 $1,106,249  $1,139,301 $1,098,427
Total loans, net of
 allowance                  697,804    631,198     691,032    622,692
Total earning assets      1,082,200  1,065,574   1,080,956  1,065,277
Total deposits              694,226    608,855     684,230    606,305
Total equity                 63,781     56,002      62,249     54,385


                                    Quarter Ended
               -------------------------------------------------------
(In thousands,
 except per     Jun. 30,   Mar. 31,   Dec. 31,   Sept. 30,  June 30,
 share data)      2006       2006       2005       2005       2005
----------------------------------------------------------------------

Interest income   $18,207    $17,664    $16,738    $15,847    $15,163
Interest
 expense           10,510      9,858      9,186      8,285      7,680
               -------------------------------------------------------
Net interest
 income             7,697      7,806      7,552      7,562      7,483
Provision for
 loan losses          150        140         85          -        200
               -------------------------------------------------------
Net interest
 income after
 provision for
 loan losses        7,547      7,666      7,467      7,562      7,283
Non-interest
 income:
 Income (loss)
  from trading
  assets              (34)       255         64         89         71
 Other gain
  (loss)                2         (4)        (2)        (7)         1
 Banking fee
  income            1,194        915        957      1,159        974
               -------------------------------------------------------
  Non-interest
   income           1,162      1,166      1,019      1,241      1,046
Non-interest
 expense            5,560      5,392      5,349      5,379      5,138
               -------------------------------------------------------
Income before
 income taxes       3,149      3,440      3,137      3,424      3,191
Provision for
 income taxes       1,076      1,342      1,085      1,326      1,240
               -------------------------------------------------------
Net income         $2,073     $2,098     $2,052     $2,098     $1,951
               =======================================================


Per share:
Net income -
 basic              $0.38      $0.39      $0.38      $0.39      $0.36
Net income -
 diluted            $0.37      $0.38      $0.36      $0.37      $0.35
Weighted
 average shares
 used in Basic
 EPS
 calculation    5,446,100  5,410,370  5,373,936  5,364,077  5,360,331
Weighted
 average shares
 used in
 Diluted EPS
 calculation    5,588,019  5,564,236  5,642,716  5,649,134  5,639,756
Cash dividends
 per share          $0.13      $0.13      $0.13      $0.12      $0.11
Book value at
 period-end        $11.87     $11.51     $11.06     $10.85     $10.46
Tangible Book
 value at
 period-end        $10.67     $10.29      $9.82      $9.61      $9.19
Ending shares   5,447,643  5,418,843  5,384,843  5,364,498  5,363,853

Financial
 ratios
Return on
 average assets      0.73%      0.74%      0.72%      0.75%      0.71%
Return on
 average equity     13.04%     14.02%     13.76%     14.68%     13.94%
Average equity
 to average
 assets
 (leverage
  ratio)             5.64%      5.29%      5.23%      5.03%      5.06%
Net interest
 margin              2.85%      2.83%      2.81%      2.84%      2.82%
Efficiency
 ratio              62.54%     61.83%     62.86%     61.68%     60.76%

Period averages
Total assets    1,131,525  1,147,547  1,132,138  1,113,282  1,106,249
Total loans,
 net of
 allowance        697,804    684,183    659,093    641,446    631,198
Total earning
 assets         1,082,200  1,100,599  1,086,463  1,067,568  1,065,574
Total deposits    694,226    674,124    672,020    662,787    608,855
Total equity       63,781     60,700     59,181     56,002     56,002


                                  Quarter Ended
               -------------------------------------------------------
(In thousands,
 except per     Jun. 30,   Mar. 31,   Dec. 31,   Sept. 30,  June 30,
 share data)      2006       2006       2005       2005       2005
----------------------------------------------------------------------

Balance sheet
 at period-end
Cash and due
 from banks       $16,508    $18,540    $19,312    $18,314    $14,271
Investments and
 fed funds sold   327,329    367,127    388,407    391,671    402,085
Loans, before
 allowance for
 loan losses      721,790    689,668    678,551    656,822    640,466
Allowance for
 loan losses       (5,614)    (5,800)    (5,661)    (5,576)    (5,576)
Goodwill and
 core deposit
 intangibles        6,557      6,620      6,683      6,686      6,783
Other assets       58,983     57,312     52,895     53,730     51,237
               -------------------------------------------------------
 Total assets  $1,125,553 $1,133,467 $1,140,187 $1,121,647 $1,109,266
               =======================================================

Interest
 bearing
 deposits        $663,168   $645,390   $619,213   $622,961   $605,259
Non-interest
 bearing
 deposits          47,954     51,373     49,932     48,741     40,056
Other
 borrowings       343,856    369,908    403,787    377,939    400,954
Other
 liabilities        5,898      4,438      7,681     13,783      6,895
Shareholders'
 equity            64,677     62,358     59,574     58,223     56,102
 Total
  liabilities
  and
  shareholders'
  equity       -------------------------------------------------------
               $1,125,553 $1,133,467 $1,140,187 $1,121,647 $1,109,266
               =======================================================

Asset quality
 and capital -
 at period-
 end
Non-accrual
 loans                 $-         $-         $-        $20       $608
Loans past due
 90 days or
 more                   -        466          -          -          -
Other real
 estate owned       1,021      1,050          -          -          -
               -------------------------------------------------------
 Total non
  performing
  assets           $1,021     $1,516         $-        $20       $608
               =======================================================

Allowance for
 losses to
 loans               0.78%      0.85%      0.84%      0.85%      0.87%
Non-accrual
 loans to total
 loans               0.00%      0.00%      0.00%      0.00%      0.10%
Non-performing
 assets total
 assets              0.09%      0.13%      0.00%      0.00%      0.05%


                                              Three months ended
(In thousands)                                  June 30, 2006
                                         ----------------------------
                                           Balance    Income   Rate
                                                                (6)
                                         ----------------------------
Interest earning assets:
   Loans receivable (1)                    $697,804  $13,286    7.62%
   FHLB stock                                15,849      208    5.26%
   Securities and trading account assets
    (2)                                     357,127    4,643    5.20%
   Cash and cash equivalents (3)             11,420       70    2.46%
                                         ----------- --------
      Total interest earning assets       1,082,200   18,207    6.73%
                                                     --------
Non-interest-earning assets                  49,325
                                         -----------
       Total assets                      $1,131,525
                                         ===========

Interest bearing liabilities:
   Deposits:
      NOW and money market accounts        $100,212     $548    2.19%
      Passbook accounts and certificates
          of deposit                        547,729    5,571    4.08%
                                         ----------- --------
       Total deposits                       647,941    6,119    3.79%

   FHLB advances (4)                        282,692    3,450    4.90%
      Reverse repurchase agreements          59,116      442    2.96%
      Other borrowings (5)                   25,774      499    7.66%
                                         ----------- --------
       Total interest-bearing liabilities 1,015,523   10,510    4.13%
                                                     --------
Non-interest-bearing deposits                46,285
Non-interest-bearing liabilities              5,936
                                         -----------
       Total liabilities                  1,067,744
Stockholders' equity                         63,781
                                         -----------
   Total liabilities and stockholders'
    equity                               $1,131,525
                                         ===========
Net interest-earning assets (liabilities)   $66,677
                                         ===========

Net interest income/interest rate spread              $7,697    2.60%
                                                     ======== =======
Net interest margin                                             2.85%
                                                              =======
Ratio of average interest-earning assets
 to average interest-bearing liabilities                      106.57%
                                                              =======


                                            Three months ended
(In thousands)                                June 30, 2005
                                    ----------------------------------
                                      Balance     Income    Rate (6)
                                    ----------------------------------
Interest earning assets:
 Loans receivable (1)                 $631,198    $10,598        6.72%
 FHLB stock                             16,754        191        4.56%
 Securities and trading account
  assets (2)                           408,233      4,338        4.25%
 Cash and cash equivalents (3)           9,389         36        1.52%
                                    ----------- ----------
   Total interest earning assets     1,065,574     15,163        5.69%
                                                ----------
Non-interest-earning assets             40,675
                                    -----------
    Total assets                    $1,106,249
                                    ===========

Interest bearing liabilities:
 Deposits:
   NOW and money market accounts      $116,105       $454        1.57%
   Passbook accounts and
    certificates of deposit            453,760      3,046        2.69%
                                    ----------- ----------
    Total deposits                     569,865      3,500        2.46%

 FHLB advances (4)                     325,088      3,281        4.04%
   Reverse repurchase agreements        80,512        526        2.62%
   Other borrowings (5)                 25,774        373        5.78%
                                    ----------- ----------
    Total interest-bearing
     liabilities                     1,001,239      7,680        3.07%
                                                ----------
Non-interest-bearing deposits           38,990
Non-interest-bearing liabilities        10,018
                                    -----------
    Total liabilities                1,050,247
Stockholders' equity                    56,002
                                    -----------
 Total liabilities and stockholders'
  equity                            $1,106,249
                                    ===========
Net interest-earning assets
 (liabilities)                         $64,335
                                    ===========

Net interest income/interest rate
 spread                                            $7,483        2.62%

                                                ========== ===========
Net interest margin                                              2.82%
                                                           ===========
Ratio of average interest-earning
 assets to average interest-bearing
  liabilities                                                  106.43%
                                                           ===========

 1) Balance includes non-accrual loans. Income includes fees earned on loans originated and accretion of deferred loan fees.
 2) Consists of securities classified as available for sale, held to maturity and trading account assets. adjustments to fair value, which are included in other assets.
 3) Consists of cash and due from banks and Federal funds sold.
 4) Interest on FHLB advances is net of hedging costs. Hedging costs include interest income and expense and ineffectiveness adjustments for cash flow hedges. The Company uses pay-fixed, receive floating LIBOR swaps to hedge the short term repricing characteristics of the floating FHLB advances.
 5) Consists of other debt and a note payable under a revolving line of credit.
 6) Annualized.

    CONTACT: Harrington West Financial Group, Inc
             Craig J. Cerny, 480-596-6555
             or
             For share transfer information:
             Lisa F. Watkins, 805-688-6644